Exhibit 10.11

PERMITTED BDC TRANSFER PURCHASE AND CONTRIBUTION AGREEMENT

between

SAGARD PRIVATE INCOME FUND INC.,

as Seller

and

SAGARD PRIVATE INCOME FUND SPV I LP,

as Purchaser

Dated as of October 27, 2026

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-ii-

This PERMITTED BDC TRANSFER PURCHASE AND CONTRIBUTION AGREEMENT, dated as of October 27, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between SAGARD PRIVATE INCOME FUND INC., a Maryland corporation, as seller (in such capacity, the “Seller”) and SAGARD PRIVATE INCOME FUND SPV I LP, a Delaware limited partnership, as purchaser (in such capacity, the “Purchaser”).

W I T N E S  S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets from time to time;

WHEREAS, the Seller desires to sell, assign and convey such loans and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

WHEREAS, it is the Seller’s and the Purchaser’s intention that each conveyance of the Transferred Assets hereunder is a “true sale” for all purposes, such that, upon payment of the Asset Purchase Price therefor, the Transferred Assets will constitute property of the Purchaser from and after the applicable Conveyance Date;

WHEREAS, the Seller owns 100% of the outstanding limited partnership units of the Purchaser;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Revolving Credit and Security Agreement, dated as of June 17, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as the Borrower, Sagard Holdings Manager (US) LLC, as the Servicer, Atlas Securitized Products Administration, L.P., as the Administrative Agent, Atlas Securitized Products, L.P., as Lead Arranger, U.S. Bank Trust Company, National Association, as the Collateral Agent and the Collateral Administrator, U.S. Bank National Association, as the Custodian and the Document Custodian, each of the conduit lenders and institutional lenders from time to time party thereto and each of the managing agents from time to time party thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Asset Purchase Price” has the meaning set forth in Section 3.1.

“Convey” means to sell, transfer, assign or otherwise convey assets hereunder and “Conveyed” and “Conveying” when used as a verb have correlative meanings.

“Conveyance” has the meaning set forth in Section 2.1(a).

“Conveyance Date” means the date of each Conveyance.

“Distribution” means any payment of principal or interest, or any dividend or premium payment made on, or any other distribution in respect of, a Transferred Asset.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition or operations of the Seller, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document, (c) the ability of the Seller to perform its obligations under this Agreement or any other Facility Document to which it is a party, (d) the rights or remedies of any Lender or the Administrative Agent under any of the Facility Documents or (e) the status, existence, perfection, priority or enforceability of the Purchaser’s lien (if any) on the Transferred Assets.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than a Governmental Authority).

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Assets” means, with respect to any Transferred Asset:

(a) if applicable, all present and future Liens of the Seller in any Related Property securing such Transferred Assets, as applicable, and all recoveries related thereto (including all monies due, to become due and paid in respect thereof and liquidation proceeds thereof) and all other payments paid in respect thereof, and all financing statements and similar registrations and notices covering any collateral subject to such security interests (including all UCC financing statements and other filings relating thereto);

(b) all guaranties, indemnities and warranties, insurance policies and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such Transferred Asset;

(c) all amounts due and to become due under such Transferred Asset, including all Distributions;

(d) all rights, remedies, powers, privileges and claims under or in respect of such Transferred Asset (whether arising pursuant to the terms thereof or otherwise available at law or in equity) and any Related Property, including the right of the Seller to ask, demand, sue for, collect, receive and enforce any and all monies now or hereafter payable under such Transferred Asset and to enforce all other covenants, obligations, rights and remedies thereunder, except to the extent that any such rights indemnify against liability incurred by the Seller to others;

(e) all records with respect to such Transferred Asset, and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Related Property” means, with respect to any Transferred Asset, any property or other assets designated and pledged or mortgaged by the related Obligor as collateral to secure repayment of such Transferred Asset.

“Repurchase Price” has the meaning set forth in Section 7.1.

“Schedule of Loans” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Transferred Assets” means, collectively, the Transferred Loans Conveyed by the Seller to the Purchaser hereunder, together with all Related Assets with respect thereto.

“Transferred Loans” means each Collateral Loan Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in the UCC and not specifically defined herein are used herein as defined in the UCC. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 [Reserved]

SECTION 1.5 Interpretation. In this Agreement, unless a contrary intention appears:

(a) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Facility Documents;

(b) reference to any gender includes each other gender;

(c) reference to day or days without further qualification means calendar days;

(d) unless otherwise stated, reference to any time means New York time;

(e) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(f) reference to any agreement (including any Facility Documents), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Facility Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(h) references to “including” mean “including, without limitation”.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller may from time to time Convey to the Purchaser, and the Purchaser may from time to time purchase, on the applicable date of Conveyance as mutually agreed to by the Seller and the Purchaser (each such purchase and contribution being herein called a “Conveyance”), all of the Seller’s right, title and interest (whether now existing, owned or hereinafter acquired or arising, and wherever located) in and to each Collateral Loan then Conveyed by the Seller to the Purchaser (as will be identified on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Loans”), which Schedule of Loans shall be delivered by the Seller to the Purchaser for each such Conveyance) together with all proceeds of the foregoing.

(b) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale of such Transferred Assets by the Seller to the Purchaser. The Seller agrees that from time to time, at the Purchaser’s expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the ownership interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing statements, continuation statements, financing change statements and amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Credit Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by Applicable Law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements, financing change statements and amendments thereto and assignments thereof without the Seller’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Seller acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by Applicable Law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued with respect to any such financing statement or financing change statement.

(c) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Loans hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Loans (or any interest therein) owned by the Seller.

(d) Each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement shall be a “true sale” and/or an absolute assignment and/or contribution of such Transferred Assets (including the entire beneficial and equitable interest in all Distributions and the right to receive such Distributions in respect of the related Collateral Loan) by the Seller to the Purchaser providing the Purchaser with the full ownership interest in such Transferred Assets and the Purchaser shall be fully entitled to receive and retain for its own account any and all Distributions in respect of such Transferred Assets (other than for consolidated accounting purposes or for federal and applicable state, provincial, territorial and local income tax reporting purposes). The Seller intends to relinquish all rights to possess, control and monitor the Transferred Assets. The Purchaser shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Seller. The Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets and all of the Purchaser’s right, title and interest in, to and under this Agreement, on whatever terms the Purchaser shall determine, pursuant to and subject to any restrictions in the Credit Agreement or otherwise. No Conveyance shall be deemed a grant of a security interest in the Transferred Assets or the related Collateral Loan by the Seller to the Purchaser to secure a debt or other obligation of the Seller, provided that, notwithstanding the intent of the parties, if any Conveyance hereunder shall be characterized as a pledge to secure a loan and not a transfer and/or contribution or assignment, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the UCC and other Applicable Law, (ii) any applicable Conveyance by the Seller pursuant to this Agreement shall be deemed to be the granting and creation of a first priority security interest in the Seller’s right, title and interest in such Transferred Assets (whether now owned or hereafter acquired) and all proceeds of the foregoing to secure an obligation of the Seller to pay over and transfer to the Purchaser any and all Distributions received by the Seller in relation to the applicable Transferred Assets from time to time, whether in cash or in kind, so that the Purchaser will receive all Distributions under and proceeds of and benefits of ownership of the applicable Transferred Assets, (iii) the Purchaser and its assignees shall have, with respect to such applicable Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC, (iv) the Seller and the Purchaser shall take such actions as may be reasonably necessary to ensure that any security interest pursuant to this Section 2.1(d) would be deemed to be a first priority perfected security interest (subject only to Permitted Liens) in favor of the Purchaser under Applicable Law and will be maintained as such throughout the term of this Agreement or until such time as the applicable Conveyance is no longer deemed to be the granting of a security interest and (v) each of the Seller and the Purchaser represents and warrants as to itself that each remittance of collections by the Seller to the Purchaser under this Agreement will have been (A) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (B) made in the ordinary course of business or financial affairs of the Seller and the Purchaser. The Purchaser assumes all risk relating to nonpayment or failure by the Obligors to make any Distributions owed by them under the applicable Transferred Assets. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Debtor Relief Laws, including Section 541 of the Bankruptcy Code.

(e) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

(f) The Seller shall have no right hereunder to reacquire any of the Transferred Assets, and the Purchaser shall be entitled to dispose of any Transferred Assets in its discretion (subject to the Credit Agreement) and shall have no duty or obligation to account to the Seller in respect thereof nor any recourse to the Seller in connection with any such disposition.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable outside attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any such Indemnified Party by reason of (i) any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby and (ii) any breach of any representation or warranty of the Seller contained herein, excluding, however, Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct of such Indemnified Party, (b) related to a Transferred Asset being uncollectible due to the non-payment by any Obligor of an amount due and payable with respect to such Transferred Asset, (c) any change in the fair market value of any Transferred Asset or (d) in respect of Taxes (other than Taxes that represent losses or damages from any non-Tax claim). The Seller and the Purchaser agree that the provisions of this Section 2.2 (x) shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Transferred Asset and (y) the Seller shall have no liability for making indemnification under this Section 2.2 to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Transferred Asset.

SECTION 2.3 Participation Interests.

(a) With respect to any Collateral Loan transferred hereunder as part of the Transferred Assets Conveyed, pending the receipt of any required consents to, and the effectiveness of, the assignment of such Collateral Loan from the Seller to the Purchaser in accordance with the applicable Related Documents, the Seller hereby Conveys to the Purchaser and the Purchaser hereby agrees to purchase an undivided 100% Participation Interest in such Collateral Loan and the Related Assets. The Participation Interests will not include any rights that are not permitted to be participated pursuant to the terms of the Related Documents. Such sale and assignment of the Participation Interests shall constitute an absolute sale of each such Participation Interest. Each of the Participation Interests has the following characteristics: (i) the Participation Interest represents an undivided participation interest in 100% of the underlying Collateral Loan and its proceeds (including Interest Proceeds and Principal Proceeds) and (ii) the Participation Interest represents a pass-through of all of the payments made on the Collateral Loan (including the Interest Proceeds and Principal Proceeds) and will last for the same length of time as such loan. For the avoidance of doubt, each Participation Interest will terminate automatically upon the Elevation Date.

(b) Each of the Seller and the Purchaser shall use commercially reasonable efforts to, as soon as reasonably practicable after the applicable Conveyance Date therefor, cause the Elevation of each Participation Interest and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the Related Documents and consistent with the terms of this Agreement. Each grant of a Participation Interest is intended to constitute an absolute conveyance, transfer and assignment of such Participation Interest, including all beneficial and economic interests in the related Collateral Loan, from the Seller to the Purchaser, leaving the Seller with only “bare legal title” to such Collateral Loan and the proceeds and any Related Assets, such that such Participation Interest (including such beneficial interest in the underlying Collateral Loan and the proceeds and any Related Assets) shall not be part of the Seller’s estate, as determined pursuant to Section 541(d) of the Bankruptcy Code, in the event of the filing of a bankruptcy petition by or against the Seller under any Debtor Relief Law.

(c) Until the Elevation Date , the Seller shall direct the underlying administrative agent or Obligor for each such Collateral Loan, as applicable, to send all Interest Proceeds and Principal Proceeds in respect of such Collateral Loan directly to the applicable Collection Account.

(d) Until the Elevation Date, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Collateral Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable Related Documents.

(e) With respect to each Participation Interest granted hereunder, the Seller will not be held to the standard of care of a fiduciary but will exercise the same duty of care in the administration and enforcement of the Participation Interest it would exercise if it held such Collateral Loan solely for its own account, and except for losses that result from the Seller’s bad faith, gross negligence or willful misconduct, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. The Seller may rely on any notice, consent, certificate, request or other written document or communication received by the Seller from the Purchaser or any employee or agent of the Purchaser and believed by the Seller in good faith to be genuine.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Asset Purchase Price”) for the Transferred Assets Conveyed on each Conveyance Date shall be an amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance and, with respect to each Transferred Asset, will be set forth on the Data File required to be delivered under the Credit Agreement) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Asset Purchase Price shall be paid on the related Conveyance Date by the Purchaser issuing limited partner interests to the Seller and by adding to the Seller’s capital account in the Purchaser an amount equal to the unpaid portion of the Asset Purchase Price. Upon the payment of the Asset Purchase Price for any Transferred Asset by the Purchaser to the Seller, such Transferred Asset shall be Conveyed to the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the date hereof and each Conveyance Date:

(a) Organization and Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Facility Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Facility Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Facility Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) will not violate (x) in any material respect any Applicable Law or (y) the articles of incorporation or by-laws of the Seller or (z) any material contract or other material agreement to which the Seller is a party or by which the Seller or any property or assets of the Seller may be bound and (iii) do not result in or require the creation of any Lien upon the Transferred Assets (other than Liens created pursuant to this Agreement or any other Facility Document or any other Permitted Lien).

(d) Execution and Delivery. This Agreement and each other Facility Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) Governmental Authorization; Private Authorization. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Seller of this Agreement or any Facility Document to which it is a party or the validity or enforceability of this Agreement or any such Facility Document or the Transferred Assets or the transfer of an ownership interest or security interest in such Transferred Assets, other than such as have been met or obtained and are in full force and effect, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f) Legality; Validity; Enforceability. The execution and delivery by the Seller of, and performance of its obligations under this Agreement and each other Facility Document to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligation enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(g) Fair Consideration; No Avoidance for Loan Payments. With respect to each Transferred Loan sold hereunder, the Seller sold such Transferred Loan to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. No such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser. In addition, the Seller has entered into this Agreement in good faith for the purpose of Conveying to the Purchaser all of its right, title and interest in, to and under the applicable Transferred Assets (whether now existing, owned or hereinafter acquired or arising, and wherever located) and receiving from the Purchaser the Asset Purchase Price, and not with a view to giving or having the effect of giving the Purchaser or any other Person a preference over any creditors, and not for the purpose or with the intent of defeating, hindering, defrauding, delaying, oppressing, prejudicing, obstructing, injuring or impeding the rights or claims of a creditor or others against the Seller, providing payment or security for payment to the Purchaser, or for any other purpose relating in any way to the claims of a creditor or creditors or others against the Seller and not in contemplation of insolvency. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to defraud any creditor of the Seller.

(h) Not an Investment Company. The Seller is not required to register as an “investment company” under the provisions of the Investment Company Act.

(i) Set-Off, etc. No Transferred Assets have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Obligor thereof (unless the Obligor thereof effectuated such change without the consent or agreement of the applicable Borrower in accordance with the Credit Agreement), and no Transferred Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Asset or otherwise, by the Seller or by the Obligor (unless the Obligor thereof effectuated such change without the consent or agreement of the applicable Borrower in accordance with the Credit Agreement) with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Assets otherwise permitted under the Facility Documents.

(j) No Fraud. Each Collateral Loan was originated or acquired without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

(k) Price of Loans. The Asset Purchase Price for each Collateral Loan Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Loan as of the time of conveyance hereunder, as may have changed from the time such Collateral Loan was originally acquired by the Seller.

(l) Place of Business. The chief executive office of the Seller, and the offices where the Seller keeps all its books and records regarding the Transferred Assets, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

(m) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller or any properties of the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Facility Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(n) Taxes. The Seller has timely filed or caused to be filed (taking into account all applicable extensions) all income and other material tax returns and reports required to have been filed by it (if any), and has timely paid or caused to be paid (taking into account all applicable extensions) all income and other material taxes required to have been paid by it (if any), except in either case where the failure to do so could not reasonably be expected to result, singly or in the aggregate, in a material adverse effect upon the Seller.

(o) Backup Security Interest.

i. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Document Custodian, as assignee, for the benefit of the Secured Parties, and upon filing of the financing statements referred to in clause (iii) below, such security interest is validly perfected under Article 9 of the UCC and is enforceable as such against creditors of and purchasers from the Seller except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

ii. the Seller owns and has good and marketable title to the interest in the Transferred Assets sold to the Purchaser on the applicable Conveyance Date, free and clear of any Lien (other than Permitted Liens);

iii. the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in favor of the Purchaser in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC; and

iv. none of the underlying promissory notes that constitute or evidence the Collateral Loans have any marks or notations indicating that they have been pledged, assigned or otherwise sold to any Person other than the Purchaser and the Document Custodian, as assignee on behalf of the Secured Parties.

(p) Solvency. The Seller is Solvent and will be Solvent after giving effect to each Conveyance hereunder. The Seller is paying its existing debts as they become due (subject to any applicable grace period) and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q) Sanctions. None of the Seller, or any of its Subsidiaries or any of the directors, officers, or, to the knowledge of the Seller, employees of the Seller or any of its Subsidiaries is an individual or entity (“person”) that is, or is 50% or more owned or controlled by persons that are: (i) the target of any Sanctions or (ii) domiciled, organized or resident in a country or territory that is the subject of comprehensive Sanctions (as of the date of this Agreement, the Crimea, the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic regions of Ukraine, Cuba, Iran and North Korea). The Seller and its Subsidiaries are in compliance with applicable Sanctions and Anti-Corruption Laws in all material respects. The Seller has instituted and maintains policies and procedures designed to promote and achieve continued compliance with applicable Sanctions and Anti-Corruption Laws.

(r) Ownership. The Seller owns 100% of the outstanding limited partnership units of the Purchaser.

(s) Information. Other than any of the following containing information provided or prepared by an Obligor, the certifications of the Seller, and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by or on behalf of the Seller for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified. All projections and forward-looking statements furnished by or on behalf of the Seller were prepared reasonably and in good faith as of the date on which they were provided. All written information, reports, certificates and statements (other than projections and forward-looking statements) provided or prepared by an Obligor or any other third party (or derived therefrom) and furnished by or on behalf of the Seller to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are, to the actual knowledge of the Seller, true, complete and correct in all material respects as of the date such information is stated or certified.

(t) Compliance with Agreements, Laws, Etc. The Seller has complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.2 Representations and Warranties of the Seller Relating to the Transferred Assets. The Seller represents and warrants to the Purchaser as of the date hereof and each Conveyance Date:

(a) Eligibility of Transferred Loans. Each Transferred Loan Conveyed hereunder, at the time of such Conveyance, satisfies all of the eligibility requirements in the definition of “Eligible Collateral Loan” in the Credit Agreement. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectability of such Transferred Loan or cause it not to be paid in full.

(b) Selection Procedures. In selecting the Transferred Loans hereunder, no selection procedures were employed which are intended to be adverse to the interests of any Lender.

(c) Information. The Seller has provided the Purchaser with all applicable information required in order for the Purchaser to comply with its obligations under the Credit Agreement.

(d) Transferred Assets. As of each Conveyance Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Conveyance Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Conveyance Date.

SECTION 4.3 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as of the date hereof and each Conveyance Date:

(a) Organization, Good Standing and Due Qualification. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Collateral Loans and the Collateral requires such qualification, except in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser has the power, authority and legal right to make, deliver and perform this Agreement and each of the Facility Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Facility Documents to which it is a party.

(c) Binding Obligation. This Agreement and each of the Facility Documents to which the Purchaser is a party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) No Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or any Facility Document to which it is a party or the validity or enforceability of this Agreement or any such Facility Document other than in each case (x) such as have been met or obtained and are in full force and effect or (y) where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party will not (i) create any Lien on the Collateral other than Permitted Liens, (ii) violate (x) in any material respect any Applicable Law or (y) the certificate of limited partnership or limited partnership agreement of the Purchaser or (iii) violate any material contract or other material agreement to which the Purchaser is a party or by which the Purchaser or any property or assets of the Purchaser may be bound.

(f) No Proceedings. As of the date hereof and any Conveyance Date, there is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any properties of the Purchaser, before any Governmental Authority, (i) asserting the invalidity of this Agreement or any other Facility Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document to which the Purchaser is a party or (iii) seeking any other determination or ruling that has a reasonable likelihood of success and would reasonably be expected to have a Material Adverse Effect.

SECTION 4.4 Reaffirmation of Representations and Warranties by the Seller and Purchaser; Notice of Breach. On each Conveyance Date, the Seller, by accepting the proceeds of such Conveyance and the Purchaser, by accepting the Conveyance of the Transferred Assets, shall be deemed to have certified that all representations and warranties described in Sections 4.1, 4.2 and 4.3 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Sections 4.1, 4.2 and 4.3 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, (v) comply with the terms and conditions of its governing documents except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (vi) obtain, maintain and keep in full force and effect all authorizations and filings required by a Governmental Authority or Private Authorizations which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its governing documents, except, in the case of clause (vi) above, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections to the Collection Accounts by the close of business on the Business Day following the date such Collections are received.

(c) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller with respect to its transactions with Purchaser in accordance with GAAP, maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(d) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that the Purchaser is treated as a “disregarded entity” for U.S. federal income tax purposes and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(e) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Facility Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(e) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(f) Change of Name. Etc. The Seller shall not change its name (including by adding any French only name, combined French/English name and/or English/French name), identity or corporate structure, or the location of its chief executive office, principal place of business or registered office, in any manner that would make any financing statement, financing change statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(b) seriously misleading or that would impair the effectiveness of any UCC financing statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(b) or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate financing change statements and amendments to all previously filed financing statements, financing change statement and continuation statements.

(g) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Loans Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Loans have been sold or otherwise transferred to the Purchaser.

(h) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Principal Proceeds and Interest Proceeds or other proceeds of any Collateral Loans into the Collection Accounts.

(i) Ownership. At all times, the Seller shall, on an ongoing basis, maintain ownership of 100% of the outstanding limited partnership units of the Purchaser.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions Precedent. The obligations of the Purchaser to pay the Asset Purchase Price for the Transferred Assets sold on any Conveyance Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of such Conveyance Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(b) The Seller shall have performed in all material respects all obligations required to be performed by it pursuant to the provisions of this Agreement relating to such Transferred Assets as of such date;

(c) The Seller shall have either filed, caused to be filed or provided in form suitable for filing the financing statement(s) required to be filed pursuant to Section 2.1(b);

(d) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Facility Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

(e) No applicable law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such purchase by the Purchaser in accordance with this Agreement.

ARTICLE VII

REPURCHASE OR SUBSTITUTION OF INELIGIBLE COLLATERAL LOANS

SECTION 7.1 Repurchase or Substitution of Ineligible Collateral Loans. If any Transferred Loan is an Ineligible Collateral Loan as of the Conveyance Date, resulting in a breach of representation under Section 4.2(a) for such Transferred Loan, then no later than fifteen (15) Business Days following the earlier of knowledge by the Seller thereof or receipt by the Seller from the Administrative Agent or the Purchaser of written notice thereof, the Seller shall either:

(i)

repurchase such Ineligible Collateral Loan for a price at least equal to (i) during the Reinvestment Period, the amount by which the Maximum Advance Rate Test is not satisfied that is attributable to such Ineligible Collateral Loan (determined by reference to the most recent Borrowing Base Calculation Statement) and (ii) after the end of the Reinvestment Period, the product of (x) the Asset Purchase Price (as a percentage of par) for such Ineligible Collateral Loan multiplied by (y) the Principal Balance of such Ineligible Collateral Loan (the “Repurchase Price”);

(ii)	substitute for such Ineligible Collateral Loan a Substitute Loan in accordance with Section 10.03 of the Credit Agreement; or

(iii)	cause such Transferred Loan to be an Eligible Collateral Loan;

provided that the Seller shall not be required to comply with Section 7.1(i), (ii) or (iii) if the Maximum Advance Rate Test is satisfied notwithstanding such Transferred Loan being an Ineligible Collateral Loan and the Administrative Agent, in its sole discretion, consents thereto. For the avoidance of doubt, the Seller shall not be obligated to repurchase or substitute any Ineligible Collateral Loan if the breach of representation under Section 4.2(a) with respect to such Transferred Loan is cured in accordance with Section 7.1(iii). Such repurchase and substitution obligations constitute the sole remedy for a breach of Section 4.2(a).

Upon payment of the Repurchase Price into the Collection Account (if required) for an Ineligible Collateral Loan or the sale, contribution, transfer, assignment, setting over or other conveyance of a Substitute Loan for an Ineligible Collateral Loan, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over to the Seller, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent, all the right, title and interest of the Purchaser in, to and under such Ineligible Collateral Loan and all future monies due or to become due with respect thereto and all Collateral related thereto. Such Ineligible Collateral Loans shall no longer thereafter be part of the Transferred Loans or the Collateral. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Collateral Loan pursuant to this Section 7.1. Such Conveyance shall be a sale outright, and not for security.

It is understood and agreed that the obligation (if any) of the Seller to purchase the Ineligible Collateral Loans or substitute a Substitute Loan for such Ineligible Collateral Loans is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Loan which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits and attorns to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Facility Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth in the Credit Agreement. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by email, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at the Purchaser’s expense and upon reasonable request of the Administrative Agent or the Document Custodian, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Document Custodian (acting solely at the Administrative Agent’s request) may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Facility Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Loans for filing under the provisions of the UCC or other laws of any applicable jurisdiction. The Purchaser and the Seller hereby severally authorize the Document Custodian, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets. The Seller shall furnish to the Document Custodian and the Administrative Agent from time to time such statements and such other reports in connection with the Transferred Assets as the Document Custodian (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Signature pages to this Agreement may be delivered by e-mail with a pdf copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page.

SECTION 8.9 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Facility Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement. The parties hereto agree and acknowledge that simultaneously with the execution and delivery of this Agreement (i) the Purchaser will grant a security interest in all of its right, title and interest in this Agreement to the Document Custodian, for the benefit of the Secured Parties, to which such security interest the Seller hereby expressly consents and (ii) the Document Custodian, for the benefit of the Secured Parties, may, following the occurrence and during the continuance of an Event of Default, enforce the obligations of the Seller hereunder on behalf of the Purchaser without joinder of the Purchaser.

SECTION 8.10 Non-Petition; Limited Recourse. The Seller covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Transferred Loans (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceedings under any federal, provincial, territorial, state or foreign bankruptcy or similar laws. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Purchase and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

SAGARD PRIVATE INCOME FUND INC., as Seller

By:	/s/ Christopher Millin
Name:	Christopher Millin
Title:	Chief Financial Officer and Treasurer

SAGARD PRIVATE INCOME FUND SPV I GP INC., in its capacity as general partner of SAGARD PRIVATE INCOME FUND SPV I LP, as Purchaser

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	Director

By:	/s/ Stephan Klee
Name:	Stephan Klee
Title:	Director

[Signature Page to Permitted BDC Transfer Purchase and Contribution Agreement]

Schedule A

Schedule of Loans

Attached